Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 16, 2014 relating to the financial statements of Alibaba Group Holding Limited which appears in Amendment No.7 to the Registration Statement on Form F-1/A (No. 333-195736) of Alibaba Group Holding Limited.

/s/ PricewaterhouseCoopers

Hong Kong, October 3, 2014